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                                                                    EXHIBIT 10.1

                          HOROWITZ SEVERANCE AGREEMENT



                  AGREEMENT, dated as of March 23, 1998 by and between Wolverine Tube, Inc., a Delaware corporation ("Wolverine"), and Dennis J. Horowitz, an individual residing at 553 Bridgeview Drive, Lemoyne, PA 17043 (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, Wolverine recognizes the Executive's expertise in connection with his employment by Wolverine or its subsidiaries or affiliates (collectively, the "Company"); and

                  WHEREAS, the Company desires to provide the Executive with severance benefits or the opportunity for continued employment in a different position if the Executive's employment in his current position is terminated for the reasons set forth herein and the Executive refrains from engaging in certain activities in the event his employment is terminated, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.       Termination of Employment.

         (a)      Termination for Cause; Resignation Without Good Reason.

                  (i) If the Executive's employment is terminated by the Company for Cause, as defined in Section 1(a)(ii) hereof, or if the Executive resigns from his employment hereunder, other than for Good Reason, as defined in Section 1(a)(iii) hereof, the Executive shall be entitled to only (A) severance benefits as provided by the Company procedure and practice and (B) payment of the pro rata portion of the Executive's salary through and including the date of termination or resignation.

                  (ii) For purposes of this Agreement, termination for "Cause" shall mean termination of the Executive's employment by the Company because of
(A) the Executive's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (B) the Executive's commission of an act of substantial personal dishonesty in connection with his employment by the Company, (C) a substantial breach of fiduciary duty in connection with his employment with the Company which shall include, but not be limited to, (1) investment in any person or organization with the knowledge that such person or organization has or proposes to have dealings with the Company, such person or organization competes with the Company, or the Company is considering an investment in such person or organization. (The reference to "organization" excludes federal credit unions, publicly owned insurance companies and corporations the stock of which is listed on a national securities exchange or quoted on






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NASDAQ if the direct and beneficial stock ownership of the Executive, including members of his immediate family, is not more than one percent (1%) of the total outstanding stock of such corporation); (2) a loan (including a guaranty of a loan) from or to any person or organization having or proposing any dealings with the Company or in competition with the Company; (3) participation directly or indirectly in any transaction involving the Company other than as an officer or employee of the Company; (4) acceptance from any person or organization having or proposing any dealings with the Company or in competition with the Company of any gratuity, gift, entertainment or favor which exceeds either nominal value or common courtesies which are generally accepted business practice; or (5) service as an officer, director, partner or employee of, or consultant to, any person or organization having or proposing dealings with the Company or in competition with the Company; (D) the Executive's failure to execute or follow the written policies of the Company; or (E) the Executive's repeated failure to follow reasonable management directives or instruction as provided by the Board of Directors of the Company (the "Board").

                  (iii) For purposes of this Agreement, resignation for "Good Reason" shall mean the resignation of the Executive after (A) notice in writing is given to him of his relocation, without the Executive's consent, to a place of business more than 35 miles from the location of the Company's headquarters in Huntsville, Alabama, (B) a reduction in the Executive's benefits or pay or
(C) a substantial adverse alteration occurs in the nature or status of the Executive's responsibilities from those in effect on the date hereof, disregarding change in title only.

                  (iv) The date of termination for Cause shall be the date of receipt by the Executive of written notice of such termination. The date of resignation without Good Reason shall be the date of receipt by the Company of a written notice of such resignation.

         (b)      Termination Without Cause; Resignation for Good Reason.

                  (i) If the Executive's employment is terminated by the Company Without Cause, or if the Executive resigns from his employment for Good Reason, subject to the Executive's continuing compliance with Section 2 of this Agreement, the Executive shall be entitled to receive the following benefits:

                           (A) The Company shall pay to the Executive (x) in the
event of such termination or resignation within one (1) year following a Change in Control, as defined in Section 1(b)(v) hereof, an amount equal to two (2) year's salary; or (y) in all other such events, an amount equal to two (2) year's salary; in either case to be paid at the rate in effect immediately prior to the Severance Date (as defined in Section 1(b)(iii)) plus pay at the same rate for all vacation time accrued during the calendar year in which the Severance Date occurs, with such payment either, at Executive's option:

                                    (X) as a lump sum within 30 days after the
Severance Date, or

                                    (Y) as a series of payments in accordance
with the Company's normal payroll procedures following the Severance Date.





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                           (B) The Company shall reimburse the Executive for any
costs incurred by the Executive in electing COBRA continuation coverage under only the Company's medical plan and maintaining life insurance coverage comparable to that maintained for him by the Company for the period from the Severance Date until the earlier to occur of:

                                    (X) the date which is 12 months after the
Severance Date (18 months if Section 1(b) applies, or

                                    (Y) the date on which the Executive is
covered under the medical plan of another employer.

                  (ii) The Executive shall have no further right under this Agreement or otherwise to receive any bonus or other compensation with respect to the year in which such termination or resignation occurs and later years.

                  (iii) The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive and the date of resignation for Good Reason shall be the date of receipt by the Company of written notice of resignation (both such dates hereinafter referred to as the "Severance Date").

                  (iv) Termination of the Executive's employment as a result of his death or disability (if such Executive is eligible for benefits under the Company's long-term disability plan) shall constitute a termination by the Company with Cause for purposes of this Agreement.

                  (v) For purposes of this Agreement, "Change in Control" shall mean:

                           (A) The Company is merged, consolidated or
reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

                           (B) The Company sells or otherwise transfers all or
substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (C) There is a report filed on Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that (x) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under





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Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"), or (y) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 15% of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person;

                           (D) The Company files a report or proxy statement
with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (E) If, during any period of two consecutive years,
individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Sections (C) or (D) unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Sections (C) or
(D) solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.





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2.       Secrecy and Non-Solicitation.

         (a) Confidentiality. The Executive recognizes that the services performed by him are special, unique and extraordinary in that, by reason of his employment, he may acquire confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that for a period of at least three (3) years after his termination from the Company for any reason, he will not, except in performance of the Executive's obligations to the Company, or with the prior written consent of the Company pursuant to the authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or use any such information. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, products price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects, employee or employees, compensation, or opportunities but shall exclude any information already in the public domain which has been disclosed to the public during the normal course of the Company's business.

         (b) Customer Protection. During the Executive's employment and for a period of two (2) years following the termination of the Executive's employment for any reason, the Executive covenants and agrees that he will not solicit or attempt to solicit any business from the Company's customers, including actively sought prospective customers, with whom the Executive had Material Contact during his employment, for the purpose of providing products or services competitive with those provided by the Company. Material Contacts exist between the Executive and each customer or prospective customers with whom the Executive has dealt within the twelve months prior to the last day worked, whose dealings with Wolverine were coordinated or supervised by the Executive, or about whom the Executive obtained trade secrets or confidential information as a result of the Executive's association with the Company.

         (c) Nonsolicitation of Employees. The Executive further agrees that, during the Executive's employment and for a period of two (2) years following the termination of the Executive's employment for any reason, the Executive shall not directly or indirectly, on his behalf or on behalf of any person or other entity, solicit or induce, or attempt to solicit or induce, any person who, on the date hereof or at anytime during the term of this Agreement, is an employee of the Company, to terminate his or her employment with the Company, whether expressed in a written or oral agreement or understanding or is otherwise an "at-will" employee.

         (d) The Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 2 or such other relief as may be required to specifically enforce any of the covenants in this Section 2.






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3. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto; provided, however, that any such modification, amendment or waiver on the part of the Company shall have been previously approved by the Board. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

4. Withholding. Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes and similar deductions.

5. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Alabama applicable to contracts executed in and to be performed in that State. Nothing in this agreement shall affect the rights of either party under state or federal laws affecting employment.

6. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to the Executive, the notice shall be delivered or mailed to the Executive at the address first set forth above, or if addressed to the Company, the notice shall be delivered or mailed to Perimeter Corporate Park, Suite 210, 1525 Perimeter Parkway, Huntsville, Alabama 35806, or such address as the Company or the Executive may designate by written notice at any time or from time to time to the other party. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

7. Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

8. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

9. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.



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                  IN WITNESS WHEREOF, the Company has caused the Agreement to be signed by its officer pursuant to the authority of its Board, and the Executive has executed this Agreement, as of the day and year first written above.

                                    WOLVERINE TUBE, INC.


                                    By:  /s/ John M. Quarles
                                       -----------------------------------------
                                         Name:    John M. Quarles
                                         Title:   Chairman


                                    EXECUTIVE


                                       /s/ Dennis J. Horowitz
                                       -----------------------------------------
                                       Dennis J. Horowitz




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